Exhibit 99.1
SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. V
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON
[          ], 2021

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The undersigned hereby appoints Chamath Palihapitiya, Ian Osborne, Steven Trieu, Simon Williams or the Chairperson of the extraordinary general meeting, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of Social Capital Hedosophia Holdings Corp. V, a Cayman Islands exempted company (“SCH”), to be held on [     ], 2021 at [     ], Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 525 University Ave, Palo Alto, California 94301, or virtually via live webcast at [     ]https://www.cstproxy.com/socialcapitalhedosophiaholdingsv/sm2021, and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.
The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on [ ], 2021: The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at [ ].

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SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. V RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.	Please mark vote as indicated in this example
X

Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 7, 2021 (the “Merger Agreement”), by and among SCH, Merger Sub and SoFi, a copy of which is attached to this proxy statement/prospectus statement as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into SoFi (the “Merger”), with SoFi surviving the Merger as a wholly owned subsidiary of SoFi Technologies, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus (the “BCA Proposal”);
FOR	AGAINST	ABSTAIN

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of SCH’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”) (the “Domestication Proposal”);
FOR	AGAINST	ABSTAIN

Organizational Documents Proposals — to consider and vote upon the following three separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution, the following material differences between SCH’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of Social Capital Hedosophia Holdings Corp. V (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “SoFi Technologies, Inc.” in connection with the Business Combination (SCH after the Domestication, including after such change of name, is referred to herein as “SoFi Technologies”):

(A) Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized capital stock of SCH from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “SCH Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”), and 5,000,000 preferred shares, par value $0.0001 per share (the “SCH preferred shares”), to [ ] shares of common stock, par value $0.0001 per share, of SoFi Technologies (the “SoFi Technologies common stock”), shares of non-voting common stock, par value $0.0001 per share, of SoFi Technologies, [ ] shares of preferred stock, par value $0.0001 per share, of SoFi Technologies (the “SoFi Technologies preferred stock”) and [ ] shares of redeemable preferred stock, par value $0.0000025 per share, of SoFi Technologies (“Organizational Documents Proposal A”);
FOR	AGAINST	ABSTAIN

(B) Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of SoFi Technologies to issue any or all shares of SoFi Technologies preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by SoFi Technologies' board of directors and as may be permitted by the DGCL ("Organizational Documents Proposal B"); and
FOR	AGAINST	ABSTAIN

(C) Proposal No. 5 — Organizational Documents Proposal C — to authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex K and Annex L, respectively), including (1) changing the corporate name from “Social Capital Hedosophia Holdings Corp. V” to “SoFi Technologies, Inc.,” (2) making SoFi Technologies’ corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation and the United States Federal District Courts as the exclusive forum for litigation arising out of the Securities Act (4) being subject to the provisions of Section 203 of DGCL and (5) removing certain provisions related to SCH’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SCH’s board of directors believes is necessary to adequately address the needs of SoFi Technologies after the Business Combination (“Organizational Documents Proposal C”);
FOR	AGAINST	ABSTAIN

(D) Proposal No. 6 — The Director Election Proposal — to consider and vote upon a proposal, assuming the BCA Proposal, the Domestication Proposal and the Organizational Documents Proposals are approved, to elect 10 directors who, upon consummation of the Business Combination, will be the directors of SoFi Technologies (the “Director Election Proposal”).
FOR	AGAINST	ABSTAIN

Proposal No. 7 — The Stock Issuance Proposal —to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of SoFi Technologies common stock to (a) the PIPE Investors, including the Sponsor Related PIPE Investors, pursuant to the PIPE Investment and (b) the SoFi Stockholders pursuant to the Merger Agreement (the “Stock Issuance Proposal”);
FOR	AGAINST	ABSTAIN

Proposal No. 8 — The Incentive Plan Proposal —to consider and vote upon a proposal to approve by ordinary resolution, the [ ] 2021 Stock Option and Incentive Plan (the “2021 Plan” and “Incentive Plan Proposal”, respectively);
FOR	AGAINST	ABSTAIN

Proposal No. 9 — The Repurchase Proposal — to consider and vote upon a proposal to approve by ordinary resolution, SoFi Technologies’ entry into a share repurchase agreement (the “Share Repurchase Agreement”) with SoftBank Group Capital Limited (“SoftBank”) and the repurchase (the “Repurchase”) contemplated thereby by SoFi Technologies of $150 million of shares of SoFi Technologies common stock owned by certain investors affiliated with SoftBank at a price per share equal to $10.00 immediately following the Closing (the “Repurchase Proposal”); and
FOR	AGAINST	ABSTAIN

Proposal No. 10 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).
FOR	AGAINST	ABSTAIN

Date:

(Signature)

(Signature if held jointly)

THE BOARD OF DIRECTORS OF SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. V RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.	Please mark vote as indicated in this example
X

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION.